AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
With Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

		Nine months ended September 30
		2007	2008
Contribution to IFRS Revenues per AXA Press Release	in Euro

	Gross Premiums	11,640	9,594
	Other Revenues (A)	645	561
		12,285	10,155

	Average exchange rate US$1.00 =	0.7440	0.6571

	In US$	16,512	15,454

Reconciling items:
	Less: Other Revenues (A)	(866)	(853)
	Less: Deposits from Universal life and invest-type product policy fee income (B)	(14,125)	(13,102)
	Less: Reinsurance ceded premiums (C)	(379)	(385)
	Add: Others (D)	8	23
	Total Reconciling items	(15,363)	(14,318)

Consolidated AXA Financial, Inc. US GAAP Premiums		1,150	1,137

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and intercompany Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting